EXHIBIT 99.1

Harborside Healthcare Corporation and Subsidiaries
Consolidated Financial Statements
For the Quarterly Period Ended March 31, 2007

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

AS OF

	December 31, 2006 (See Note B)	March 31, 2007 (unaudited)
Current assets:
Cash and cash equivalents	$21,919	$25,999
Accounts receivable, net of allowances for doubtful accounts of $12,474 and $18,806	74,141	71,319
Deferred income taxes	20,511	23,824
Prepaid expenses and other	28,015	20,958

Total current assets	144,586	142,100

Restricted cash	7,940	8,059
Property and equipment, net	289,483	289,562
Notes receivable	7,487	7,487
Goodwill	6,494	6,494
Deferred financing and other, net	8,465	8,303

Total assets	$464,455	$462,005

Current liabilities:
Long-term debt, current	$5,881	$6,708
Accounts payable	27,989	26,722
Employee compensation and benefits	21,415	18,483
Accrued vacation and earned time	6,828	7,458
Workers’ compensation claims reserve	12,872	13,186
Other accrued liabilities	13,599	13,419
Income taxes payable	223	435
Deferred income, current	147	134

Total current liabilities	88,954	86,545

Professional liability claims reserve	18,748	19,193
Deferred income, net	1,549	1,525
Long-term debt	235,063	234,150
Deferred income taxes	24,220	26,484
Preferred stock	60,239	62,197

Total liabilities	428,773	430,094

Minority interest	370	427

Stockholders' equity:
Common stock of $.01 par value, authorized
58,060,000 shares, 15,610,664 shares issued	156	156
Additional paid-in capital	181,506	181,506
Treasury stock	(183,746)	(183,746)
Retained earnings	37,396	33,568
Total stockholders' equity	35,312	31,484
Total liabilities and stockholders' equity	$464,455	$462,005

The accompanying notes are an integral part of the unaudited consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)

FOR THE PERIODS ENDED MARCH 31,

	2006	2007

Total net revenues	$136,886	$165,350
Facility operating:
Salaries and wages	58,091	70,810
Benefits	19,136	22,456
Contract labor	1,181	1,673
Supplies	10,917	12,866
Purchased services	7,382	9,329
Insurance	1,641	1,932
Provision for losses on accounts receivable	1,854	7,940
Other	12,776	16,187
Total operating expense	112,978	143,193
Operating income	23,908	22,157

General and administrative	6,607	6,805
Depreciation and amortization	4,163	5,447
Management fee	125	275
Facility rent	7,061	7,308
Income from operations	5,952	2,322

Other:
Interest expense, net	2,930	4,763
Minority interest	62	57
Income before merger costs and taxes	2,960	(2,498)

Merger and other non-recurring costs	-	192
Provision (benefit) for income taxes	133	(820)

Net income (loss)	$2,827	$(1,870)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

FOR THE PERIODS ENDED MARCH 31,

	2006	2007

Operating activities:
Net income (loss)	$2,827	$(1,870)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation of property and equipment	3,622	4,789
Provision for losses on accounts receivable	1,854	7,940
Amortization of deferred financing and other intangibles	541	658
Amortization of deferred income	(37)	(37)
Amortization of loan costs
and fees (included in rental and interest expense)	3	3
Minority interest	62	57
Increase in deferred income taxes	-	(1,049)

	8,872	10,491
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(5,318)	(5,118)
Decrease in prepaid expenses and other	829	7,057
Increase (decrease) in accounts payable	3,354	(1,267)
Increase (decrease) in employee compensation and benefits	1,251	(2,932)
(Decrease) increase in accrued vacation and earned time	(22)	630
(Decrease) increase in workers’ compensation claims reserve	(602)	314
(Decrease) in accrued interest	(955)	-
(Decrease) in other accrued liabilities	(1,506)	(180)
Increase in income taxes payable	19	212
Increase in claims reserve accrual	372	445
Net cash provided by operating activities	6,294	9,652

Investing activities:
Additions to property and equipment	(6,210)	(4,868)
Transfers to restricted cash, net	316	(119)
Net cash used by investing activities	(5,894)	(4,987)

Financing activities:
Repayment of secured credit facility	(2,500)	-
Additions to deferred financing costs	-	(499)
Repayment of long-term debt	(93)	(86)
Net cash provided by financing activities	(2,593)	(585)

Net (decrease) increase in cash and cash equivalents	(2,193)	4,080
Cash and cash equivalents, beginning of period	18,547	21,919
Cash and cash equivalents, end of period	$16,354	$25,999

The accompanying notes are an integral part of the unaudited consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

A. NATURE OF BUSINESS AND MERGER

Subsidiaries of Harborside Healthcare Corporation (on a consolidated basis, the "Company" or "Harborside") operate long-term care facilities. As of March 31, 2007, the Company owned forty-four facilities and operated thirty-one additional facilities under various leases.

In October 2006, the Company entered into a merger agreement with Sun whereby Sun Healthcare Group, Inc. (“Sun”) would acquire all of our outstanding stock. On April 19, 2007, the companies completed the merger effective April 1, 2007. In connection with the merger, Sun entered into a $485,000,000 new senior secured credit facility with a syndicate of financial institutions led by Credit Suisse as the administrative agent and collateral agent (the “Credit Agreement”). The proceeds from the Credit Agreement, plus Sun’s cash on hand and the net proceeds from Sun’s issuance on April 12, 2007, of $200,000,000 aggregate principal amount of 9-1/8% Senior Subordinated Notes due 2015, were used to purchase all of our outstanding stock for $349,400,000 and refinance certain of our debt. Effective with the consummation of the merger, some but not all of the Company’s subsidiaries became guarantors of the Credit Agreement. Sun does not have any independent assets or operations and all guarantees are full and unconditional and joint and several. Any subsidiaries of the Company other than those guaranteeing the Credit Agreement are considered minor in accordance with Rule 3-10 of Regulation S-X.

B. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States. The accompanying interim consolidated financial statements present fairly the Company’s financial position at March 31, 2007, and the consolidated results of operations and cash flows for the three-month periods ended March 31, 2007 and 2006, respectively. These statements are unaudited, and certain information and footnote disclosures normally included in the Company’s annual consolidated financial statements have been condensed or omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to our audited consolidated financial statements and notes thereto for the year ended December 31, 2006, which are included in Form 8-K as filed by Sun Healthcare Group, Inc. on March 12, 2007.

Accounts Receivable and Provision for Losses on Accounts Receivable

A provision for losses on accounts receivable totaling $5,860,000 was recorded during the first quarter of 2007 following the completion of a detailed cash collection study related to prior periods accounts receivable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Significant estimates are used in determining the accounting for the collectibility of receivables, depreciation and amortization, health benefits, workers' compensation and general and professional liability claims, taxes and contingencies.

Reclassifications

Certain amounts from prior years have been reclassified to conform to current year presentation.

C. COMMITMENTS AND CONTINGENCIES

The Company self-insures for health benefits provided to a majority of its employees. The Company maintains stop-loss insurance such that the Company's liability for losses is limited. The Company recognizes an expense for estimated health benefit claims including claims incurred but not reported. As of December 31, 2006 and March 31, 2007, the Company maintained a reserve for self-insured employee health benefit claims in the amount of $3,202,000 and $3,592,000, respectively.

The Company self-insures for most workers' compensation claims. The Company maintains stop-loss insurance such that the Company's liability for losses is limited. The Company accrues for estimated workers' compensation claims including claims incurred but not reported. As of December 31, 2006 and March 31, 2007, the Company maintained a reserve for self-insured workers’ compensation claims in the amount of $12,872,000 and $13,186,000, respectively.

The Company self-insures for general and professional liability claims. The Company's unaggregated self-insured retention was $10,000,000 per occurrence for locations outside of Florida for claims incurred after August 31, 2001. The Company accrues for estimated general and professional liability claims including claims incurred but not reported. As of December 31, 2006 and March 31, 2007, the Company maintained a reserve for estimated unpaid general and professional losses, including unreported claims, in the amounts of $18,748,000 and $19,193,000, respectively.

Effective October 11, 2006, the Board of Directors of the Company approved a plan (the “Sales Bonus Plan”) to pay transaction bonuses to certain members of the Company’s senior management upon the consummation of the pending merger with Sun. These transaction bonuses were funded by the stockholders of the Company.

In December 2006, Harborside was notified by the United States Department of Justice (“DOJ”) that one of its subsidiaries is one of a significant number of unrelated defendants in a qui tam lawsuit filed under the Federal False Claims Act. In response to a request by the DOJ, Harborside has cooperated with the DOJ’s investigation and has supplied information relating to the matter, which relates to Harborside’s Medicare billings for durable medical equipment. At March 31, 2007, the Company is unable to estimate the outcome of this matter.

D. INCOME TAXES

The provision for income taxes was based upon our estimate of taxable income or loss for each respective accounting period. We recognized an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences would result in taxable or deductible amounts in future years when the reported amounts of the assets are recovered or liabilities are settled. We also recognized as deferred tax assets the future tax benefits from net operating loss ("NOL") and tax credit carryforwards.

The benefit for income taxes of $820,000 for the three months ended March 31, 2007 is based on a combined federal and state effective income tax rate of approximately 30%. This combined effective rate reflects the impact of permanent differences and minimum taxes. The provision for income taxes of $133,000 for the three months ended March 31, 2006 resulted from the operations of profitable subsidiaries in states that do not allow combined, consolidated or unitary tax return filings, as well as minimum taxes.

Internal Revenue Code Section 382 imposes a limitation on the use of a company's NOL carryforwards and other losses when the company has an ownership change. In general, an ownership change occurs when shareholders owning 5% or more of a "loss corporation" (a corporation entitled to use NOL or other loss carryovers) have increased their ownership of stock in such corporation by more than 50 percentage points during any 3-year testing period beginning on the first day following the change date for an earlier ownership change. The annual base Section 382 limitation is calculated by multiplying the loss corporation's value at the time of the ownership change times the greater of the long-term tax-exempt rate determined by the IRS in the month of the ownership change or the two preceding months.

The merger with Sun Healthcare Group, Inc. on April 19, 2007 resulted in an ownership change under Section 382. The annual base Section 382 limitation as reflected on our tax returns to be applied to our tax attribute carryforwards due to this ownership change has not yet been determined. Our application of the rules under Section 382 will be subject to challenge upon IRS review. A successful challenge could significantly impact our ability to utilize deductions, losses and tax credits generated prior to the merger.

We have Federal NOL carryforwards of approximately $2,300,000 which begin to expire in 2021.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, and interpretation of FASB Statement No. 109” (FIN 48). FIN 48 prescribes a recognition threshold and measurement parameters for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. As of March 31, 2007, we do not believe that the adoption of FIN 48 has a significant impact on our financial position or results of operations.

E. RECENT TRANSACTIONS AND SUBSEQUENT EVENTS

     On April, 18, 2006, the Company exercised an option to purchase, at fair market value, four Massachusetts facilities currently leased from a real estate investment trust (the “REIT”). The aggregate annual rent for these four facilities is currently $2,180,000. In connection with the merger agreement described below, the Company, the landlord and Sun Healthcare Group, Inc. have agreed that the existing lease will be extended until December 31, 2007 and that the properties will then be acquired for an aggregate purchase price of $20,600,000.

     Effective May 1, 2006, the Company acquired 75% of the equity interests of a home health company, Physicians Homecare, for $2,200,000. This home health company provides home health services through three branches located in Massachusetts. The Company recorded goodwill of approximately $3,800,000 as it assumed net liabilities in addition to the purchase price paid.

     Effective August 1, 2006, the Company purchased two facilities (421 licensed beds and located in Connecticut) for a total purchase price of $18,925,000. The purchase was financed with additional debt entered into by the Company. In connection with this purchase, the Company also began managing a third facility (141 licensed beds and located in Connecticut) on August 1, 2006, which it then purchased on November 1, 2006 for $6,975,000. This purchase was also financed with additional debt entered into by the Company.

     Effective October 1, 2006, the Company purchased eleven facilities in Kentucky with a total of 760 beds in eight rehabilitation and long-term care facilities, two Alzheimer's disease specialty facilities and one assisted living center. The total purchase price for these eleven facilities was $49,050,000 of which $340,000 was recorded as goodwill because the purchase price exceeded the total appraised value. The purchase was financed with additional debt entered into by the Company.

On October 18, 2006, the Company exercised options to purchase five Connecticut facilities, currently leased by the Company, for an aggregate gross purchase price of $69,250,000. The gross purchase price will be reduced by the collection of a $7,487,000 note receivable from the seller currently held by the Company. The aggregate annual rent for these five facilities is approximately $7,689,000. The Company funded this purchase through its Credit Agreement and the assumption of debt. On June 27, 2007, the Company completed the purchase of four of the five facilities. The fifth facility acquisition is expected to be completed in the third quarter of 2007.

     On November 13, 2006, the Company received a notice from OHIMA, Inc. (“OHIMA”), the Lessor, in connection with the Master Lease between OHIMA and Massachusetts Holdings I, LLC, a subsidiary of the Company, as Lessee. The notice stated OHIMA's intent to exercise its right to cause the base rent payable under the Master Lease covering four Massachusetts facilities to reset in accordance with the terms of the lease. The notice served to trigger a thirty day negotiation period during which time OHIMA and the Company attempted to negotiate a revised base rent without resorting to the appraisal methodology described in the Master Lease. In February 2007, Harborside and OHIMA agreed to adjust the annual base rent from $2,122,000 to $2,950,000 effective March 1, 2007.